Exhibit 99.1

[LOGO]

FOR IMMEDIATE RELEASE

WEBB INTERACTIVE SERVICES, INC. REPORTS

SECOND QUARTER RESULTS FOR FISCAL 2003

Jabber Achieves 166% Revenue Growth And Reduces Net Losses

By Nearly 30% For Three-Month Period Ended June 30, 2003;

Company Also Announces Management Transition

DENVER, CO – (Business Wire) – August 6, 2003 – Webb Interactive Services, Inc. (OTCBB:WEBB), a developer and marketer of real-time communications software and instant messaging (IM) solutions through its 43%-owned subsidiary, Jabber, Inc., today announced financial results for both Webb and Jabber for the second quarter period, ended June 30, 2003.

On March 24, 2003, Webb sold a portion of its interest in Jabber in a $7.2 million strategic financing transaction with Intel Capital, Intel’s strategic investing arm, and France Telecom Technology Investissements, the technology investment vehicle of France Telecom. Consequently, Webb’s ownership stake in Jabber is now reflected as a minority interest of 43%. As such, Webb has ceased consolidating Jabber’s results of operations and financial position with its own, and now reports its investment in Jabber using the equity method of accounting. Jabber’s results of operations and its financial position will be reported separately.

For the three months ended June 30, 2003, Webb’s net loss applicable to common shareholders was $890,680, or $0.04 loss per share, compared with a net loss of $377,327, or $0.02 loss per share, reported for the same three-month period in 2002, which included a one-time non-cash gain of $0.15 per share. For the six months ended June 30, 2003, Webb’s net loss applicable to common shareholders was $1,991,768, or $0.09 loss per share, compared with a net loss of $4,102,247, or $0.28 loss per share, reported for the same six-month period in 2002, which included a one-time non-cash gain of $0.18 per share.

Highlights from Jabber’s fiscal performance for the three and six month periods ended June 30, 2003 were:

•	Net revenues increased 166% to $964,321 for the three month period compared to net revenues of $362,378 reported for the same three month period in the prior year;

•	Net revenues for the six month period, ended June 30, 2003, increased 74% to $2,131,338, compared to net revenues of $1,223,431 achieved for the six months ended June 30, 2002;

•	For the three months ended June 30, 2003, net losses decreased 29% to $1,351,047 compared to net losses of $1,911,674 reported for the three months ended June 30, 2002; and

•	Net losses for the six-month period were $3,645,349, which included a $1.6 million non-cash charge booked in connection with the March 2003 financing transaction, and compared to net losses of $3,325,481 reported for the same six-month period in 2002.

Bill Cullen, Chief Executive Officer of Webb Interactive Services, stated, “During the second quarter, Jabber, Inc. marked notable progress on numerous fronts – not the least of which included the signing of a global agreement with valued partner HP and confirming that its Extensible Communications Platform enables compliance with NASD guidelines on the archival and tracking of instant messages within member organizations. Based on expected developments with key strategic partners and other prevailing opportunities Jabber is aggressively pursuing, we are maintaining our guidance that Jabber will indeed achieve its stated financial objectives for 2003.”

In other news, the Company announced that Rob Balgley has resigned as Chief Executive Officer of Jabber, Inc. The Company has retained an international search firm, and Balgley has agreed to remain CEO until a replacement is hired. He has further agreed to serve as a consultant to the Company beyond the management change in order to ensure a smooth transition that is consistent with Jabber’s current trajectory.

“It has been a great privilege to help build and grow Jabber, Inc. from a pre-revenue, pre-product company to where it is today, a leader in the presence-enabled messaging and real-time communications markets,” said Balgley. “While it’s always difficult to say goodbye, I have dedicated almost three years to the Company and feel that with our recent financing and continued strong revenue performance, I am leaving the Company in an excellent position to meet its stated objectives.”

The Company will host a teleconference and webcast this afternoon beginning at 4:15PM Eastern today, and invites all interested parties to join management in a discussion regarding Webb and Jabber’s second quarter financial results, corporate progression and other meaningful developments. To participate, please call 800-240-7305 or via the Internet at www.webb.net under “Investor Relations”. If you are unable to participate, a replay of the webcast will be available for 90 days on www.webb.net.

FINANCIAL SUMMARY (Unaudited)

	For The Three Months Ended June 30,		As Of and For The Six Months Ended June 30,
	2003	2002[1]	2003	2002[1]
Webb Interactive Services, Inc.
Loss from operations	$(321,032)	$(2,324,466)	$(1,534,570)	$(4,626,012)
Net loss applicable to common stockholders	$(890,680)	$(413,972)	$(1,991,768)	$(4,865,757)
Net loss per share, basic and diluted	$(0.04)	$(0.02)	$(0.09)	$(0.28)
Weighted average shares outstanding	22,745,090	20,583,815	22,428,388	17,096,763
Jabber, Inc.
Cash			$3,687,267	$359,178
Net revenues	$964,321	$362,378	$2,131,338	$1,223,431
Loss from operations	$(1,354,182)	$(1,907,678)	$(2,037,845)	$(3,318,780)
Net cash used in operations			$(1,573,765)	$(2,088,499)
Net loss applicable to common stockholders	$(1,351,047)	$(1,984,797)	$(3,645,349)	$(3,650,152)

[1]	As reported in 2002, the amounts are on a consolidated basis with Jabber, Inc.

About Jabber, Inc.

Jabber, Inc. is the developer of the world’s most widely used open platform for extensible instant messaging and presence management applications. Jabber Inc.’s commercial software has been sold and deployed to more than 3 million users. The Jabber Open Source project now has more than 150,000 servers in operation worldwide. Jabber has been adopted in the telecommunications, enterprise and software development markets by customers that include France Telecom, Hewlett-Packard, BellSouth, webMethods, AT&T, Landmark Graphics, and Juniper Networks. Jabber, Inc.’s investors include France Telecom (NYSE:FTE – News), Intel Capital, Intel’s strategic investing arm, and Webb Interactive Services, Inc. (OTCBB:WEBB – News). Please see www.jabber.com for more information.

About Webb Interactive Services, Inc.

Webb Interactive Services, located in Denver, Colorado is an investor in Jabber, Inc., a developer of the world’s most widely used open platform for extensible Instant Messaging and presence management applications. Founded by and initially financed by Webb, Jabber’s investors also include France Telecom Technology Investissements and Intel Capital. For more information on the Company, please visit http://www.webb.net.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements relating to the business outlook for Webb Interactive Services, Inc. for the year 2003: trends in industry conditions, revenues, expenses and earnings, actions to be taken with the objective of improving business efficiency, and improved sales and marketing productivity, among other factors affecting growth in sales and revenue. Statements regarding market conditions and Webb’s business outlook are based largely on our current opportunities and are subject to business risks related to the speed with which the market for our services develops and our ability to further expand the sales of existing products as well as to up-sell our existing customers. Due to our limited operating history, we have a limited ability to use our past performance as an indicator of future events.

Sales and earnings trends are also affected by many other factors including, but not limited to, general economic conditions, the availability of external financing and our pricing and technology strategies. In light of these risks, there can be no assurance that the forward-looking statements contained in this press release will be realized. The statements made in this press release represent Webb’s views as of the date of this press release, and it should not be assumed that the statements made will remain the same at some future date. Webb does not intend to update these statements and has no duty to any person to effect any such update under any circumstances.

For a further discussion of risks associated with Webb’s business, please see the discussion under the caption “Risk Factors” contained in the company’s Annual Report on Form 10-KSB for the year-ended December 31, 2002, which is on file with the Securities and Exchange Commission, the Company’s Form 10QSB which will be filed on or around August 14, 2003, and the other reports that have been filed by Webb with the Securities and Exchange Commission and may be accessed through the Company’s website at www.webb.net.

FOR MORE INFORMATION, PLEASE CONTACT

ELITE FINANCIAL COMMUNICATIONS GROUP

Stephanie Noiseux, Vice President of Client Relations

407-585-1080 or via email at steph@efcg.net